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                                                                   Exhibit 10.20

                      Fourth Amendment To Lease Agreement
                             Expansion Of Premises

This Fourth Amendment to Lease Agreement (the "Amendment") is made and entered into as of June 25, 1999, by and between WILLOW PARK HOLDING COMPANY I, LLC, a Delaware limited liability company ("Landlord"), and Onsale, Inc., a Delaware corporation ("Tenant"), with reference to the following facts:

                                   Recitals

WHEREAS, Lincoln Menlo VI, California limited partnership and Tenant have entered into that certain Lease Agreement dated August 8, 1997 as subsequently amended on August 26, 1997 (First Amendment to Lease), on September 5, 1997 (Second Amendment to Lease), and on November 5, 1997 (Third Amendment to Lease) (hereafter the "Lease"), for the leasing of certain Premises comprised of approximately 37,934 rentable square feet located at 1350 Willow Road, Suites 101, 202 and 204, Menlo Park, California 94025 (the "Premises") as such Premises are more fully described in the Lease.

WHEREAS, Lincoln has assigned its interest to Landlord.

WHEREAS, Landlord and Tenant wish to amend the Lease to increase the square footage of the Premises to approximately 49,920 rentable square feet commencing August 1, 1999 or upon completion of Tenant Improvements (hereafter defined), whichever is later, and to amend certain additional provisions of the Lease.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. Recitals: Landlord and Tenant agree that the above recitals are true and correct.

     2. The Premises square footage shall be increased by approximately 11,986 square feet to approximately 49,920 total rentable square feet ("Second Expansion Premises") effective August 1, 1999. The Expansion Premises are set forth in Exhibit A -- Expansion Premises -- attached hereto and made a part hereof.

     3.   The Monthly Base Rent on Amendment 1 shall be amended as follows:

                    August 1, 1999 - November 14, 1999      $103,071.36
                    November 15, 1999 - March 31, 2000      $104,492.03
                    April 1, 2000 - November 14, 2000       $106,488.83
                    November 15, 2000 - March 31, 2001      $108,514.36
                    April 1, 2001 - November 14, 2001       $110,760.76
                    November 15, 2001 - March 31, 2002      $112,863.76
                    April 1, 2002 - November 14, 2002       $115,110.16

     4. Landlord shall provide tenant improvements in consideration of this Amendment as per Exhibit B attached hereto.

     5. Upon execution of this Amendment, Tenant shall pay to Landlord an additional security deposit in the amount of twenty-seven thousand one hundred eight and 00/100 ($27,108.00) for a total security deposit of $115,110.00.

     6.   Effective as of August 1, 1999, the following changes shall be made:

                    Tenant's share of Operating Expenses will increase from 37.99% to 49.80%.
                    Tenant's share of Tax Expense will increase from 75.99% to 100%.
                    Tenant's share of Utility Expense will increase from 37.99% to 49.80%.

     7.   Broker's Fee Disclosure/Commission: Tenant represents and warrants
          ----------------------------------
          that it has had no dealings with any real estate broker, agent or finder in connection with the Premises except for Cornish & Carey ("Broker"), who is entitled to a real estate brokerage commission in connection with this proposed lease transaction, payable by Landlord. Tenant further represents and warrants to Landlord that Tenant will not receive (i) any portion of any proposed brokerage commission or finder's fee payable to Broker in connection with this proposed lease or (ii) any other form of compensation or incentive from Broker with respect to this proposed lease.

     8.   Expansion Right: The parties hereby acknowledge and agree that Tenant
          ---------------
          previously exercised its Right of First Offer, and Landlord and Tenant have exercised the Expansion Requirements in accordance with the terms and conditions set forth in Addendum 3 of the Lease and the First

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     Amendment to the Lease. Tenant further acknowledges and agrees that the
     Right of First Offer and Expansion Requirements are of no further force and effect, and Tenant does not have any additional rights under the Lease to further expand the Premises.

9.   Effect of Amendment: Except as modified herein, the terms and conditions of
     -------------------
     the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

10.  Definitions: Unless otherwise defined in this Amendment, all terms not
     -----------
     defined in this Amendment shall have the meaning set forth in the Lease.

11.  Authority: Subject to the provisions of the Lease, this Amendment shall be
     ---------
     binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Amendment.

12. The terms and provisions of the Lease are hereby incorporated in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

TENANT:

Onsale, Inc.,
a Delaware corporation

By:   /s/ JOHN E. LABBETT
      -----------------------------

Its:  SVP/CFO
      -----------------------------

Date: 7/8/99
      -----------------------------

LANDLORD:

WILLOW PARK HOLDING COMPANY I, LLC,
a Delaware limited liability company

By:  AMB PROPERTY, L.P.,
     a Delaware limited partnership, its manager

     By:  AMB PROPERTY CORPORATION,
          a Maryland corporation, its general partner

          By:   _____________________________________
                Gayle Starr

          Its:  Vice President

          Date: _____________________________________

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

                                   EXHIBIT A
                              EXPANSION PREMISES

This exhibit, entitled "Premises", is and shall constitute EXHIBIT A to that certain Fourth Amendment to the Lease dated June 25, 1999 (the "Lease"), by and between WILLOW PARK HOLDING COMPANY I, LLC, a Delaware limited liability company ("Landlord") and Onsale, Inc., a Delaware corporation ("Tenant") for the leasing of certain premises located in the Willow Park at 1350 Willow Road, Menlo Park, California (the "Premises").

The Premises consist of the rentable square footage of space specified in the Basic Lease Information and has the address specified in the Basic Lease Information. The Premises are a part of and are contained in the Building specified in the Basic Lease Information. The crossed-hatched area depicts the Premises within the Project:

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                         Exhibit B to Lease Agreement
                              Tenant Improvements

This exhibit, entitled "Tenant Improvements", is and shall constitute EXHIBIT B
                                                                      ---------
to that certain Fourth Amendment to the Lease dated June 25, 1999 (the "Lease"), by and between WILLOW PARK HOLDING COMPANY I, LLC, a Delaware limited liability company ("Landlord") and Onsale, Inc., a Delaware corporation ("Tenant") for the leasing of certain premises located in the Willow Park at 1350 Willow Road, Menlo Park, California (the "Premises"). The terms, conditions and provisions of this EXHIBIT B are hereby incorporated into and are made a part of the Lease.
     ---------
Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease:

1.   Tenant Improvements. Subject to the conditions set forth below, Landlord
     -------------------
agrees to construct and install certain improvements ("Tenant Improvements") in the Building of which the Premises are a part in accordance with Section 2 below and pursuant to the terms of this EXHIBIT B.
                                  ---------

2.   Definition. "Tenant Improvements" as used in this Lease shall include only
     ----------
those interior portions of the Building which are described below. "Tenant Improvements" shall specifically not include any alterations, additions or improvements installed or constructed by Tenant, and any of Tenant's trade fixtures, equipment, furniture, furnishings, telephone equipment or other personal property (collectively, "Personal Property"). The Tenant Improvements shall include only those interior improvements to be made to the Premises as specified in this Section 2 below. Such work, as set forth below and as shown in the Initial Plans shall be hereinafter referred to as the "Work". Landlord shall not be obligated to pay for any improvements which are not expressly set forth herein below. The Tenant Improvements shall consist of the following Work:

     (a)  Install new carpet throughout the Premises
     (b)  Paint interior of entire Premises
     (c) Install ceiling tiles, sprinklers, lighting and HVAC ducting in Premises where no ceiling tiles exist

3.   Tenant Improvement Costs. The Tenant Improvements' cost ("Tenant
     ------------------------
Improvement Costs") shall mean and include any and all costs and expenses of the Work, including, without limitation, all of the following:

     (a) All costs of preliminary space planning and final architectural and engineering plans and specifications (including, without limitation, the scope of work, all plans and specifications, the Initial Plans and the Final Drawings) for the Tenant Improvements, and architectural fees, engineering costs and fees, and other costs associated with completion of said plans;

     (b) All costs of obtaining building permits and other necessary authorizations and approvals from the City of Menlo Park and other applicable jurisdictions;

     (c) All costs of interior design and finish schedule plans and specifications including as-built drawings;

     (d) All direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises, including, but not limited to, the construction fee for overhead and profit, the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Landlord's consultants and the General Contractor in connection with construction of the Tenant Improvements, and all labor (including overtime) and material constituting the Work;

     (e) All fees payable to the General Contractor, architect and Landlord's engineering firm if they are required by Tenant to redesign any portion of the Tenant Improvements following Tenant's approval of the Final Drawings; and

     (f) A construction management fee payable to Landlord in the amount of five percent (5%) of all direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises and the Building.

4.   Building Standard Work. Landlord shall provide that the Tenant
     ----------------------
Improvements be at least equal, in quality, to Landlord's building standard materials, quantities and procedures then in use by Landlord ("Building Standards") attached hereto as Exhibit B-1, and shall consist of improvements which are generic in nature.

5. Landlord shall not be obligated to pay for any Tenant Improvements which are not specifically set forth in Section 2 above or in Exhibit B-1.

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6.   Lease Provisions; Conflict. The terms and provisions of the Lease, insofar
     --------------------------
as they are applicable, in whole or in part, to this EXHIBIT B, are hereby
                                                     ---------
incorporated herein by reference, and specifically including all of the provisions of Section 31 of the Lease. In the event of any conflict between the terms of the Lease and this EXHIBIT B, the terms of this EXHIBIT B shall
                            ---------                    ---------
prevail.

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                                  Exhibit B-1
                              Building Standards

                           Outline Specification For
                     New Office Build-Out In R&D Building

OFFICE AREA
-----------

Demising Partition and Corridor Walls:

Note: One hr. rated walls where required based on occupancy group.

A. 6" 20-gage metal studs at 24" O.C. (or as required by code based on roof height) framed full height from finish floor to surface above.

B.    One (1) layer 5/8" drywall Type "X" both sides of wall, fire taped only.

Interior Partitions:

A. 3-5/8" 25-gage metal studs at 24" O.C. to bottom of T-Bar ceiling grid approximately 9' 0" high.

B.    One (1) layer 5/8" drywall both sides of wall, smooth ready for paint.

C.    3-5/8" metal studs including all lateral bracing as required by code.

Perimeter Drywall (At Office Areas):

A. 3-5/8" metal studs @ 24" O.C. to 12' 0" above finished floor (or as required by Title-24 for full height envelope then use demising wall spec.)

B.    One (1) layer 5/8" Type "X" drywall taped smooth and ready for paint.

Column Furring:

A.    Furring channel all sides of 2-1/2" metal studs per details.

B.    One (1) layer 5/8" drywall taped smooth and ready for paint.

C.    Columns within walls shall be furred-out.

Acoustical Ceilings:

Note: Gyp. Bd. ceiling at all restrooms Typ.

A. 2' x 4' standard white T-Bar grid system as manufactured by Chicago Metallic of equal.

B. 2' x 4' x 5/8" white, no-directional acoustical tile to be regular second look as manufactured by Armstrong or equal.

Painting:

A. Sheetrock walls within office to receive two (2) coats of interior latex paint as manufactured by Kelly Moore or equal. Some portions of second coat to be single accent color.

B.    Semi-gloss paint all restrooms and lunch rooms.

Window Covering:

A. 1" aluminum mini-blinds as manufactured by Levelor, Bali or equal, color to be selected by Legacy Partners Commercial, Inc. (brushed aluminum or white).

B.    Blinds to be sized to fit window module.

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VCT
---

A. VCT to be 1/8" x 12" x 12" as manufactured by Armstrong-Excelon Series or equal.

B. Slabs shall be water proofed per manufacturer recommendations, at sheet vinyl or VCT areas.

Light Fixtures:

A. 2" x 4" T-bar lay in 3-tube energy efficient fixture with cool white fluorescent tubes with parabolic lens as manufactured by Lithonia or equal. (Approximately 50 F.C.)

Light Switches:

A.   Switching as required by Title 24.

B.   Switch assembly to be Levinton or equal, color - White

Electrical Outlet:

A. 110V duplex outlet in demising or interior partitions only, as manufacturerd by Leviton or equal, color to be White.

B. Maximum eight (8) outlets per circuit, spacing to meet code or minimum 2 per office, conference room, reception and 2 dedicated over cabinet at lunch room junction boxes above ceiling for large open area with furniture partitions.

C.   Transformers to be a minimum of 20% or over required capacity.

D. Contractors to inspect electric room and to include all necessary metering cost.

E.   No aluminum wiring is acceptable.

Telephone/Data Outlet:

A. One (1) single outlet box in wall with pullwire from outlet box to area above T-bar ceiling per office.

B.   Cover plate for phone outlets by telephone/data vendors.

Fire Sprinklers:

As required by fire codes.

Topset Base:

A.   4" rubber base as manufactured by Burke or equal, standard colors only.

B.   4" rubber base at VCT areas.

Toilet Areas:

Wet walls to receive Duraboard or Wonder Board and ceramic tile up to 48". Floors to receive ceramic tile with self coved base as required by code.

Carpet:

Note any of the following carpets are acceptable

Designweave: Alumni 28 oz., Windswept Classic 30 oz. or Stratton Design Series III 30 oz, Structure II 28 oz.

Wood Doors:

Shall be 3' 0" x 1-3/4" (unless otherwise specified) solid core, prefinished harmony (rotary N. birch).


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

Door Frames:

Shall be ACI or equal, 3-3/4" or 4-7/8" throat, brushed, standard aluminum, snap-on trim.

Hardware:

1-1/2 pr. butts F179 Stanley, Latchset D10S Rhodes Schlage, Lockset D53PD Rhodes Schlage, Dome Type floor stop Gylnn Johnson FB13, Closer 4110LCN (where required) brushed chrome.

Insulation:

By Title 24 insulation.

Plumbing:

A. Shall comply with all local codes and handicapped code requirements. Fixtures shall be either "American Standard", "Kohler" or "Norris". All toilet accessories and grab bars shall be "Bobrick" or equal and approved by owner.

B. Plumbing bid shall include 5 gallon minimum hot water heater, or insta hot with mixer valve including all connections.

Toilet Partitions:

Shall be as manufactured by Fiat, global or equal if approved by owner. Color to be white or gray.

HVAC:

HVAC units per specifications.

Five (5) year warranty provided on all HVAC compressor units. All penetrations including curbs and sleepers to be hot moped to Legacy Partners Commercial, Inc. standard.

Warehouse Areas:

Floor - seal concrete with water base clear acrylic sealer.
Fire Extinguishers - 2A 10 BC surface mount by code x by S.F.

400 W metal halide lighting at warehouse minimum 5-7 foot candles.

Note:  All high pile storage requirements are excluded for standard building
T.I.

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